Exhibit 10.2

ASSIGNMENT OF INTEREST

WHEREAS, W. KEITH R. WATSON, a citizen of United Kingdom residing in Rosarito Beach, Baja California, Mexico, has developed a new molecule, employing combinations of fluorochemicals with suitable emulsifying agents, that is stable at room temperatures and possesses enhanced oxygen carrying capacity and overcomes the toxic reaction problem in the use of synthetic phospholipids in substitute blood when fluorochemicals are used, therefore making it useful in the synthesis of artificial blood,

AND WHEREAS, this new molecule is being readied for patent application in Mexico, the United States, and world wide,

THEREFORE BE IT RESOLVED THAT, I do hereby assign to SINEQUONAN CORPORATION of New Jersey, all interests, rights, and ownership of this new molecule, and all improvements made thereon, for Twelve Million Six Hundred & Eighty Thousand (12,680,000) shares of the stock of SINEQUONAN CORP., or not less that seventy-two (72%) per cent of the issued and outstanding stock after the above 12,680,000 shares are issued.

EXECUTED THIS 19th DAY OF SEPTEMBER, 1990, in Rosarito Beach, Baja California, Mexico.

WITNESS:	/s/	SIGNED:	/s/
	ROBERT LARSON		W. KEITH R. WATSON